Exhibit 10.3

Loan No. RI0042T05

SINGLE ADVANCE TERM PROMISSORY NOTE AND SUPPLEMENT

THIS SINGLE ADVANCE TERM PROMISSORY NOTE AND SUPPLEMENT (“Supplement”) to the Amended and Restated Master Loan Agreement dated December 1, 2012 (such agreement, as may be amended, hereinafter referred to as the “MLA”), is entered into as of October 30, 2018 between COBANK, ACB, a federally‑chartered instrumentality of the United States (“CoBank”) and THE MAINE WATER COMPANY, Saco, Maine, a Maine corporation (together with its permitted successors and assigns, the “Company”). Capitalized terms not otherwise defined in this Supplement will have the meanings set forth in the MLA.

SECTION 1.SINGLE ADVANCE TERM COMMITMENT. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make a single advance loan to the Company in an amount not to exceed $8,000,000.00 (the “Commitment”).

SECTION 2.    PURPOSE. The purpose of the Commitment is to finance new capital expenditures and refinance existing debt owed to Connecticut Water Services, Inc.

SECTION 3.    TERM. The Commitment will expire at 12:00 p.m. Denver, Colorado time on December 31, 2018 , or on such later date as CoBank may, in its sole discretion, authorize in writing (the “Term Expiration Date”).
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Section 2 of the MLA.

SECTION 5.    INTEREST. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)Weekly Quoted Variable Rate. At a rate per annum equal at all times to the rate of interest established by CoBank on the first Business Day of each week. The rate established by CoBank will be effective until the first Business Day of the next week. Each change in the rate will be applicable to all balances subject to this option and information about the then current rate will be made available upon telephonic request.

(B)Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period will be 365 days; (2) amounts may be fixed in an amount not less than $100,000.00; and (3) the maximum number of fixes in place at any one time will be five.

The Company will select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one

THE MAINE WATER COMPANY
Saco, Maine
Supplement No. RI0042T05

of the fixed rate options. If the Company fails to elect an interest rate option, interest will accrue at the variable interest rate option. Upon the expiration of any fixed rate period, interest will automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans and rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein will be made telephonically or in writing and must be received by 12:00 p.m. Denver, Colorado time. Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable quarterly in arrears by the 20th day of each January, April, July, and October or on such other day as CoBank will require in a written notice to the Company (“Interest Payment Date”).

SECTION 6.    PROMISSORY NOTE. The Company promises to repay the unpaid principal balance of the loan on December 30, 2043, or on such later date as CoBank may, in its sole discretion, authorize in writing.

In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loan at the times and in accordance with the provisions set forth herein.

SECTION 7.    PREPAYMENT.  Subject to the broken funding surcharge provision of the MLA, the Company may, on one Business Day’s prior written notice, prepay all or any portion of the loan(s). Unless otherwise agreed by CoBank, all prepayments will be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as CoBank will specify.

SECTION 8.    SECURITY. Except for CoBank’s lien on the Company’s equity in CoBank, the Company’s obligations hereunder and, to the extent related hereto, under the MLA, will be unsecured.

SECTION 9.    FEES. INTENTIONALLY OMITTED.

SIGNATURE PAGE FOLLOWS

THE MAINE WATER COMPANY
Saco, Maine
Supplement No. RI0042T05

SIGNATURE PAGE TO SUPPLEMENT
IN WITNESS WHEREOF, the parties have caused this Supplement to the MLA to be executed by their duly authorized officer(s).

THE MAINE WATER COMPANY

By:	/s/ Richard L. Knowlton

Name:	Richard L. Knowlton

Title:	President

THE MAINE WATER COMPANY
Saco, Maine
Supplement No. RI0042T05

SIGNATURE PAGE TO SUPPLEMENT
IN WITNESS WHEREOF, the parties have caused this Supplement to the MLA to be executed by their duly authorized officer(s).

COBANK, ACB

By:	/s/ Chrissy Spencer

Name:	Chrissy Spencer

Title:	Assistant Corporate Secretary

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